EXHIBIT 16.1

LETTER FROM CORDOVANO AND HONECK LLP
DATED OCTOBER 22, 2009

October 22, 2009

Securities and Exchange Commission
100 F Street, NW
Washington, D.C. 20549

Re:        Worldwide Strategies Incorporated
EIN: 41-0946897

Commissioners:

We were previously the principal accountants for Worldwide Strategies Incorporated, and we reported on the financial statements of Worldwide Strategies Incorporated as of July 31, 2008 and 2007, and for the years ended July 31, 2008 and 2007, and the period from March 1, 2005 (inception) through July 31, 2008.  We have not provided any audit services to Worldwide Strategies Incorporated since the audit of the July 31, 2008 financial statements.  Effective October 16, 2009, we were dismissed as the principal accountants.

We have read the Company's statements included under Item 4.01 of its Form 8-K dated October 16, 2009.  We agree with the statements concerning our Firm in Item 4.01 of the Form 8-K.  We have no basis on which to agree or disagree with other statements made in the Form 8-K.

Very truly yours,

/s/ Cordovano and Honeck LLP

Cordovano and Honeck LLP
Englewood, Colorado